UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 16, 2016

Date of Report

(Date of Earliest Event Reported)

EVERYTHINGAMPED CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000- 55386	47-3165462
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20 Erb Street, Unit 504

Waterloos, Ontario, Canada N2J 4A4

(Address of Principal Executive Offices)

226-749-4367

(Registrant’s Telephone Number)

ITEM 4.01 Changes in Registrant’s Certifying Accountant

This Form 8-K/A amends the Form 8-K filed April 12, 2016 by EverythingAmped, Inc. (the “Company”). As reported in the disclosure of that filed Form 8-K, at the time of its filing the letter from the former accountants citing review of the disclosure in the Form 8-K was not available.

The letter from Anton & Chia, LLP, the former accountants to the Company, stating no disagreement with the disclosure in the Form 8-K as filed has been received and is filed as an exhibit herewith.

ITEM 9.01 EXHIBITS

16.1 Letter from former certifying public accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Date: May 16, 2016	/s/ David Boulette
Chief Executive Officer